Exhibit 99.1
N E W S R E L E A S E     MEDIA CONTACT
Amy Baker
VP, Corporate Communications and
    Marketing
MVB Financial Corp.
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Declares Fourth Quarter 2020 Dividend

FAIRMONT, W.Va. (November 18, 2020) – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial” or “MVB”) has declared a quarterly cash dividend of $0.09 per share payable on December 15, 2020, to shareholders of record at the close of business on December 1, 2020, maintaining the dividend declared in the previous quarter.

This is the fourth quarterly dividend for 2020, totaling $0.36 per share payout for the year.

“Our third quarter 2020 results were remarkable despite the challenging operating dynamics that continued throughout the quarter. Team MVB remained intensely focused on executing actions to maximize success during these uncertain times. In doing so, we saw notable, consistent growth on several fronts, including noninterest-bearing deposits, net income and tangible book value. We are pleased to maintain our current dividend level for shareholders and, as always, are dedicated to their success,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

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About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Mortgage, MVB Community Development Corporation, MVB Technology, Chartwell Compliance and Paladin

Exhibit 99.1
Fraud, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Dividend Press Release, the Company is making forward- looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Dividend Press Release. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.